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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF ALLOY ONLINE INC.

                                  EXHIBIT 21.1
                                  ------------
                                  SUBSIDIARIES


1.  17th Street Productions, Inc.

2.  Alloy Entertainment, Inc.

3.  Phase Three Holdings, Inc.

4.  Triple Dot Communications, Inc.

5.  Strength Publishing, Inc.

6.  Private Colleges and Universities, Inc.